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              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 15, 1996, in this Registration Statement (Form N-1A 33-47031) of Alliance Mortgage Strategy Trust, Inc. (to be renamed Alliance Limited Maturity Government Fund, Inc.).


                                       ERNST & YOUNG LLP


New York, New York
February 26, 1996



































00250110/AP0